                                                                   EXHIBIT 99.01

FOR IMMEDIATE RELEASE

                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu

                     STRAYER EDUCATION, INC. REPORTS RECORD
            FOURTH QUARTER AND FULL YEAR 2006 REVENUES, EARNINGS AND
                          WINTER TERM 2007 ENROLLMENTS

                  -- STRAYER FOURTH QUARTER REVENUES UP 20% --
           -- STRAYER FOURTH QUARTER DILUTED EPS $1.11/$1.22 EXCLUDING
                          STOCK-BASED COMPENSATION --
             -- STRAYER FULL YEAR DILUTED EPS $3.61/$3.96 EXCLUDING
                          STOCK-BASED COMPENSATION --
          -- STRAYER WINTER 2007 TOTAL ENROLLMENTS UP 16%/NEW STUDENTS
                            UP 20%/ONLINE UP 26% --
           -- TWO ORLANDO, FL CAMPUSES OPENED FOR 2007 SPRING TERM --

ARLINGTON, Va., February 15, 2007 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months and year ended December 31,
2006. Financial highlights are as follows:

THREE MONTHS ENDED DECEMBER 31

o    Revenues for the three months ended December 31, 2006 increased 20% to
     $74.3 million, compared to $62.0 million for the same period in 2005, due to increased enrollment and a 5% tuition increase which commenced in
     January 2006.

o    Income from operations was $24.1 million compared to $23.3 million for the same period in 2005, an increase of 3%. In 2006, the Company began recording stock-based compensation expense, which amounted to $2.5 million before tax for the three months ended December 31, 2006. Excluding stock-based compensation expense, income from operations was $26.6 million, an increase of 14% compared to 2005.

o    Net income was $16.0 million compared to $15.0 million for the same period in 2005, an increase of 7%. Net income for the three months ended December
     31, 2006 includes the effect of a $1.6 million after tax expense related to stock-based compensation. Excluding stock-based compensation expense, net income was $17.6 million, an increase of 17% compared to 2005.

     Diluted earnings per share was $1.11 compared to $1.03 for the same period in 2005, an increase of 8%. Diluted earnings per share for the three months ended December 31, 2006 includes the effect of a $0.11 per share after tax expense related to stock-based compensation. Excluding stock-based compensation expense, diluted earnings per share was $1.22, an increase of
     18% compared to 2005. Diluted weighted average shares outstanding decreased to 14,452,000 from 14,590,000 for the same period in 2005.

YEAR ENDED DECEMBER 31

o    Revenues for the year ended December 31, 2006 increased 20% to $263.6 million, compared to $220.5 million for the same period in 2005, due to increased enrollment and a 5% tuition increase effective for 2006.

o    Income from operations was $79.5 million compared to $74.9 million for the same period in 2005, an increase of 6%. In 2006, the Company began recording stock-based compensation expense, which amounted to $8.1 million before tax for the year ended December 31, 2006. Excluding stock-based compensation expense, income from operations was $87.6 million, an increase of 17% compared to 2005.

o    Net income was $52.3 million compared to $48.1 million for the same period in 2005, an increase of 9%. Net income for the year ended December 31, 2006 includes the effect of a $5.1 million after tax expense related to stock-based compensation. Excluding stock-based compensation expense, net income was $57.4 million, an increase of 19% compared to 2005. Diluted earnings per share was $3.61 compared to $3.26 for the same period in 2005, an increase of 11%. Diluted earnings per share for the year ended December
     31, 2006 includes the effect of a $0.35 per share after tax expense related to stock-based compensation. Excluding stock-based compensation expense, diluted earnings per share was $3.96, an increase of 21% compared to 2005.
     Diluted weighted average shares outstanding decreased to 14,492,000 from
     14,741,000 for the same period in 2005.

Income from operations, net income and diluted earnings per share for the three months and year ended December 31, 2006 excluding stock-based compensation (as presented above) are considered non-GAAP financial measures. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years. Additional information is contained in the attached financial statements including a reconciliation of
GAAP to these non-GAAP measures.

"We are pleased with both our fourth quarter and year-end financial results,"
said Robert S. Silberman, Chairman and Chief Executive Officer of Strayer
Education, Inc. "We are also pleased with our student enrollment efforts and our new campus openings in the Kentucky market and look forward to serving students at our two new Orlando campuses beginning in the spring term."

BALANCE SHEET AND CASH FLOW

At December 31, 2006, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax-exempt bond fund) of $128.4 million and no debt. The Company generated $61.8 million from operating activities in 2006. Capital expenditures were $13.2 million for the same period.

During the fourth quarter 2006, the Company repurchased 72,300 shares of common stock at an average price of $110.69 per share under a previously announced common stock repurchase authorization. During the full year 2006, the Company repurchased 349,066 shares of common stock at an average price of $100.39 per share. As of December 31, 2006, the Company had a $32 million authorization remaining under this plan.

In the fourth quarter 2006, bad debt expense as a percentage of revenue was 3.5%
compared to 2.8% for the same period in 2005. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 13 days at the end of the fourth quarter 2006, compared to 10 days at the end of the same period in
2005.

STUDENT ENROLLMENT

Total enrollment at Strayer University for the 2007 winter term increased 16% to
32,150 students compared to 27,621 students for the same term in 2006. Across the Strayer University campus network, new student enrollments increased 20% and continuing student enrollments increased 16%. Out-of-area online students increased 26%, while students taking 100% of their classes at Strayer University
Online (including campus based students) increased 20%. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the 2007 winter term increased to
22,591.

                               STUDENT ENROLLMENT

                                                                   Winter        Winter         %
                                                                    2006         2007         Change
                                                                ------------  ------------  ----------

New Campuses  (20 in operation 3 or less years)
     Classroom Students                                               1,247         2,511      101%
     Online Students                                                  1,754         3,135       79%
                                                                ------------  ------------
          Total New Campus Based Students                             3,001         5,646       88%
                                                                ------------  ------------

Mature Campuses (25 in operation more than 3 years)
     Classroom Students                                              10,757        10,832        1%
     Online Students                                                 11,090        12,185       10%
                                                                ------------  ------------
          Total Mature Campus Based Students                         21,847        23,017        5%
                                                                ------------  ------------
Total Campus Based Students                                          24,848        28,663       15%
Out of Area Online Students                                           2,773         3,487       26%
                                                                ------------  ------------
Total University Enrollment                                          27,621        32,150       16%
                                                                ============  ============

Total Students Taking 100% Courses Online                            15,617        18,807       20%
Total Students Taking At Least 1 Course Online                       18,877        22,591       20%

NEW CAMPUS OPENINGS

The Company announced today that it has opened two new campuses in Orlando,
Florida for the 2007 spring term. Including the two new campuses successfully opened for the 2007 winter quarter in Lexington and Louisville, Kentucky, the
Company has now opened four of the eight new campuses planned for 2007.

STOCK-BASED COMPENSATION ACTIVITY

In February 2007, the Company's Board of Directors approved a grant of approximately 20,000 shares of restricted stock to certain employees. The
Company's stock price closed at $113.72 on the date of the restricted stock grant.

COMMON STOCK CASH DIVIDEND

The Company announced today that its Board of Directors has declared its regular, quarterly common stock cash dividend of $0.3125 per share. This dividend will be paid on March 12, 2007 to shareholders of record as of February
28, 2007.

BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the 2007 winter term and the planned investments in opening new campuses, the Company estimates first quarter
2007 diluted EPS will be in the range of $1.27 to $1.29. The Company estimates that it will incur stock-based compensation expense for the first quarter of
2007 of approximately $2.5 million before tax or $0.11 per share after tax, which is included in the Company's EPS estimate.

2007 ANNUAL MEETING OF STOCKHOLDERS

The Company announced today that its 2007 annual meeting of stockholders will take place on Wednesday, May 2, 2007 in Arlington, Virginia. Tuesday, March 6,
2007 will be the record date for this annual meeting.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its fourth quarter earnings and year-end results at 10:00 a.m. (ET) today. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the
Internet. To access the live Webcast of the conference call, please go to
www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888)
203-1112 (pass code 6851740) starting at 1:00 p.m. (ET) today and will be available through Monday, February 19, and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 32,000 working adult students at 47 campuses in 11 states in the Eastern
United States

and Washington, D.C. and worldwide via the Internet through Strayer University
Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives.
Founded in 1892, Strayer University is accredited by the Middle States
Commission on Higher Education. For more information on Strayer Education, Inc.
visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation
Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially from those expressed in or implied by such statements. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, our ability to implement our growth strategy, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange
Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                             STRAYER EDUCATION, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       For the three months                   For the year
                                                        ended December 31,                 ended December 31,
                                                   ------------------------------    --------------------------------
                                                       2005             2006              2005              2006
                                                   -------------    -------------    ---------------     ------------

Revenues......................................         $62,018          $74,307          $220,507          $263,648
Costs and expenses:
   Instruction and educational support........          20,402           24,750            76,977            91,120
   Selling and promotion......................          10,765           14,258            41,090            52,269
   General and administration.................           7,539           11,220            27,576            40,723
                                                   -------------    -------------    ---------------     ------------
       Income from operations.................          23,312           24,079            74,864            79,536
Investment and other income...................             891            1,265             2,982             4,542
                                                   -------------    -------------    ---------------     ------------
       Income before income taxes.............          24,203           25,344            77,846            84,078
Provision for income taxes....................           9,192            9,347            29,781            31,771
                                                   -------------    -------------    ---------------     ------------
       Net income.............................         $15,011          $15,997          $ 48,065          $ 52,307
                                                   =============    =============    ===============     ============
Net income per share:
   Basic .....................................           $1.05            $1.13             $3.32             $3.69
   Diluted ...................................           $1.03            $1.11             $3.26             $3.61
Weighted average shares outstanding:
   Basic......................................          14,328           14,136            14,472            14,187
   Diluted....................................          14,590           14,452            14,741            14,492
Common dividends per share....................           $0.25            $0.31             $0.63             $1.06

--------------------------------------------------------------------------------
In 2006, the Company adopted FAS 123(R) and began recording stock-based compensation expense for stock options. Prior to the adoption of FAS 123(R), the
Company recorded expense for other forms of stock-based compensation. For the three months ended December 31, 2006, stock-based compensation expense was $2.5 million, or $1.6 million net of tax, and reduced EPS by $0.11. For the year ended December 31, 2006, stock-based compensation expense was $8.1 million, or
$5.1 million net of tax, and reduced EPS by $0.35. The table below sets forth the amount of various forms of stock-based compensation expense recorded in each of the expense line items.

                                       For the three months      For the year
                                        ended December 31,    ended December 31,
                                       --------------------   ------------------

                                          2005      2006        2005      2006
                                          ----      ----        ----      ----

Instruction and educational support..     $--       $150        $--       $638
Selling and promotion................      --        136         --        545
General and administration...........      28      2,232         47      6,866

For the three months ended December 31, 2005, including the pro forma impact of recording $1.3 million in stock-based compensation expense net of tax, the
Company would have reported net income of approximately $13.7 million and diluted EPS of $0.94. For the year ended December 31, 2005, including $3.4 million in stock-based compensation expense net of tax, the Company would have reported net income of approximately $44.7 million and diluted EPS of $3.02. The pro forma impact of recording stock-based compensation expense for the year ended December 31, 2005 was disclosed in Note 2 to the Company's Consolidated
Financial Statements included in its Form 10-K.
--------------------------------------------------------------------------------

                                       10

                                                      STRAYER EDUCATION, INC.
                                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                      (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                      December 31,          December 31,
                                                                                          2005                 2006
                                                                                   ----------------    ----------------

                                    ASSETS
 Current assets:
    Cash and cash equivalents...................................................       $ 74,212             $52,663
    Marketable securities available for sale, at fair value.....................         45,594              75,763
    Tuition receivable, net of allowances for doubtful accounts of $1,927 and
      $3,029 in 2005 and 2006, respectively.....................................         55,935              80,753
    Other current assets........................................................          2,581               4,653
                                                                                     ----------          ----------
        Total current assets....................................................        178,322             213,832
 Property and equipment, net....................................................         46,684              52,748
 Deferred income taxes..........................................................             --               3,400
 Restricted cash................................................................            500                 500
 Other assets...................................................................            339                 364
                                                                                     ----------          ----------
        Total assets............................................................       $225,845            $270,844
                                                                                     ==========          ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY
 Current liabilities:
    Accounts payable............................................................        $ 6,402             $10,923
    Accrued expenses............................................................          1,483               1,830
    Income taxes payable........................................................          3,773               4,979
    Unearned tuition............................................................         55,778              73,896
                                                                                     ----------          ----------
        Total current liabilities...............................................         67,436              91,628
 Deferred income taxes..........................................................            205                  --
 Long-term liabilities..........................................................          6,364               7,689
                                                                                     ----------          ----------
        Total liabilities.......................................................         74,005              99,317
 Commitments and contingencies
 Stockholders' equity:
    Common stock, par value $.01; 20,000,000 shares authorized; 14,292,249 and
       14,293,584 shares issued and outstanding,
       as of December 31, 2005 and 2006, respectively...........................            143                 141
    Additional paid-in capital..................................................        104,923              87,487
    Retained earnings...........................................................         47,020              84,043
    Accumulated other comprehensive income (loss)...............................          (246)                (144)
                                                                                     ----------          ----------
          Total stockholders' equity............................................        151,840             171,527
                                                                                     ----------          ----------
          Total liabilities and stockholders' equity............................       $225,845            $270,844
                                                                                       ========            ========

                                       11

                                             STRAYER EDUCATION, INC.
                                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (AMOUNTS IN THOUSANDS)

                                                                                     For the year ended December 31,
                                                                                  ------------------------------------
                                                                                         2005              2006
                                                                                    ------------      ------------

Cash flows from operating activities:
  Net income....................................................................       $ 48,065           $52,307
  Adjustments to reconcile net income to net cash
       provided by operating activities:
       Loss on disposal of assets...............................................             37                --
       Amortization of deferred rent............................................            230               190
       Depreciation and amortization............................................          6,619             7,059
       Provision for student loan losses........................................           (162)             (120)
       Deferred income taxes....................................................            (63)           (4,034)
       Stock-based compensation.................................................             48             7,413
  Changes in assets and liabilities:
       Tuition receivable, net..................................................        (14,266)          (24,818)
       Other current assets.....................................................            630            (1,710)
       Other assets.............................................................              4               (25)
       Accounts payable.........................................................          1,503             4,581
       Accrued expenses.........................................................           (835)              347
       Income taxes payable.....................................................         (2,804)            4,801
       Excess tax benefits from stock-based payment arrangements................             --            (3,595)
       Unearned tuition.........................................................         13,719            18,118
       Deferred lease incentives ...............................................          2,342             1,235
  Student loans originated......................................................           (686)               (3)
  Collections on student loans receivable.......................................            762                23
                                                                                       --------          --------
           Net cash provided by operating activities............................         55,143            61,769
                                                                                       --------          --------
Cash flows from investing activities:
   Purchases of property and equipment..........................................        (12,275)          (13,183)
   Purchases of marketable securities...........................................        (20,000)          (30,000)
                                                                                       --------          --------
           Net cash used in investing activities................................        (32,275)          (43,183)
                                                                                       --------          --------
Cash flows from financing activities:
   Common dividends paid........................................................         (9,028)          (15,284)
   Proceeds from exercise of stock options......................................          1,336             6,595
   Excess tax benefits from stock-based payment arrangements....................             --             3,595
   Repurchase of common stock...................................................        (37,968)          (35,041)
                                                                                       --------          --------
           Net cash used in financing activities................................        (45,660)          (40,135)
                                                                                       --------          --------
           Net increase (decrease) in cash and cash equivalents.................        (22,792)          (21,549)
Cash and cash equivalents - beginning of period.................................         97,004            74,212
                                                                                       --------          --------
Cash and cash equivalents - end of period.......................................       $ 74,212          $ 52,663
                                                                                       ========          ========
Non-cash transactions:
    Purchases of property and equipment included in accounts payable............       $    561          $    501

                                       12

                                                        STRAYER EDUCATION, INC.
                                    RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES TO GAAP
                                                        FINANCIAL MEASURES (a)
                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            For the three months ended December 31, 2006     For the year ended December 31, 2006
                                            --------------------------------------------     ------------------------------------
                                                             Stock-based                                 Stock-based
                                              GAAP           Compensation     Non-GAAP       GAAP       Compensation       Non-GAAP
                                             Results           Expense         Results     Results         Expense         Results
                                           ----------       ---------------  -----------  -----------  ----------------   ----------

Revenues.................................    $74,307            $     --       $74,307     $263,648       $  --            $263,648
                                             -------            --------       -------     --------       --------         --------
Costs and expenses:
    Instruction & educational
       support...........................     24,750                (150)       24,600       91,120           (638)          90,482
    Selling & promotion..................     14,258                (136)       14,122       52,269           (545)          51,724
    General & administration.............     11,220              (2,232)        8,988       40,723         (6,866)          33,857
                                             -------            --------       -------     --------       --------         --------
Total costs and expenses.................     50,228              (2,518)       47,710      184,112         (8,049)         176,063
                                             -------            --------       -------     --------       --------         --------
Income from operations...................     24,079               2,518        26,597       79,536          8,049           87,585
Investment and other income..............      1,265                 --          1,265        4,542             --            4,542
                                             -------            --------       -------     --------       --------         --------
Income before income taxes...............     25,344               2,518        27,862       84,078          8,049           92,127
Provision for income taxes...............      9,347                 880        10,227       31,771          2,992           34,763
                                             -------            --------       -------     --------       --------         --------
Net income...............................    $15,997             $ 1,638       $17,635     $ 52,307       $  5,057         $ 57,364
                                             =======             =======       =======     ========        ========        ========
Net income per share:
    Basic................................      $1.13               $0.12         $1.25        $3.69          $0.35            $4.04
    Diluted..............................      $1.11               $0.11         $1.22        $3.61          $0.35            $3.96
Weighted average shares outstanding:
    Basic................................     14,136              14,136        14,136       14,187         14,187           14,187
    Diluted..............................     14,452              14,452        14,452       14,492         14,492           14,492

-----------------------------
(a) These unaudited non-GAAP financial measures are for informational purposes only and are not presented in accordance with GAAP. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company's condensed consolidated statements of income.

Additional Data:                                         December 31,              December 31,
----------------                                            2005                       2006
                                                            ----                       ----

Common shares outstanding at year end                   14,292,249                  14,293,584
Authorized, issued and outstanding stock options         1,103,334                     762,334

                                       13